SUB-ITEM 77Q1: Exhibits

(e) Copies of any new or amended Registrant investment advisory contracts

Sub-Advisory Agreement with Wellington Management
Company LLP is filed herewith.


Information Classification: General
205642777_1 LAW
Information Classification: General
205642777_1 LAW

205642777_1 LAW